UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         _______________________________

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) October 30, 2006


                         FLICKERING STAR FINANCIAL, INC.
             ______________________________________________________
               (Exact Name of Registrant as Specified in Charter)


             Nevada                     000-28867                88-0407936
________________________________________________________________________________
 (State or other jurisdiction   (Commission File Number)       (IRS Employer
      of incorporation)                                     Identification No.)


                            6767 W. Tropicana Avenue
                                    Suite 207
                                Las Vegas, Nevada
                                   89103-4754
               ___________________________________________________
               (Address of principal executive offices) (Zip Code)


                                  (702) 248-1027
               __________________________________________________
               Registrant's telephone number, including area code


                                       N/A
         _____________________________________________________________
         (Former name or former address, if changed since last report)


Check the appropriate box below of the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On October 30, 2006, the Registrant entered into a Share Exchange Agreement (the "Exchange Agreement") with Pearl Consulting FZ-LLC, a free zone limited liability company organized under the laws of Dubai, UAE ("Pearl"), and its shareholder, Salman Mahmood ("Shareholder"), pursuant to which the parties agreed that the Registrant will acquire all of the issued and outstanding shares of stock of Pearl in exchange for the issuance in the aggregate of 6,500,000 of the Registrant's shares of common stock (the "Shares") to the Shareholder. Prior to the closing, Pearl will have completed the sale and issuance of additional shares in consideration of an investment of $2,650,000, payable in installments pursuant to a Stock Purchase Agreement to be entered into prior to the closing and not to exceed 5,800,000 (6,960,000 after giving effect to the pending stock dividend) issued and outstanding shares of the Registrant will be surrendered for cancellation prior to or at the closing.

         Consummation of the transactions contemplated by the Exchange Agreement is subject to closing conditions contained therein and the description of the transactions set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibit filed herewith and incorporated by this reference.

OVERVIEW

         The Registrant is currently a public "shell" company with nominal assets whose sole business has been to identify, evaluate and investigate various companies with the intent that, if such investigation warrants, a reverse merger transaction be negotiated and completed pursuant to which the Registrant would acquire a target company with an operating business with the intent of continuing the acquired company's business as a publicly held entity.

         Pearl is an independent provider of software solutions, engineering and telecommunications network deployment services, systems integration and related support services. Although Peal's business has primarily focused on standard solutions and end products for the telecommunications industry, Pearl's software solutions and services are also being marketed and employed in other industries and areas of its business. Pearl believes that it has established an excellent reputation for applying specialized and innovative problem-solving skills to a diverse range of clients and industries.

         The principal services Pearl provides include the design, deployment, integration, and the overall management of telecommunications networks for both large and small companies. Pearl's work for telecommunication companies involves software development, radio frequency engineering, project management and installation of telecommunications equipment.

         Pearl's information technology professionals develop and promote software which delivers industry standard-specific solutions. These solutions cover areas such as telecom billing (retail and interconnect), service activation, mediation, revenue assurance and fraud management. Pearl's IT solutions are also being used for customers outside the telecommunications industry. The solutions developed by Pearl's IT professionals for our telecommunications services business address needs in a wide spectrum of areas such as e-commerce, enterprise resource planning, IT strategy and consulting, project management and web-based applications such as content management systems, and Internet and intranet applications. Additionally, Pearl has built and operate proprietary portals that address needs in the recruitment, real estate and trading industries. From time to time, Pearl also provides outsourced consulting services.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.    Description

2.1            Share Exchange Agreement, dated October 30, 2006.



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  November 6, 2006


                                    FLICKERING STAR FINANCIAL, INC.


                                    By: /s/ GINGER B. QUEALY
                                        _________________________________
                                            Giner B. Quealy
                                            President and Chief Executive
                                            Officer and Director